UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2025

Acrivon Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41551	82-5125532
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Way Suite 100
Watertown, Massachusetts		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 207-8979

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACRV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On March 25, 2025, Acrivon Therapeutics, Inc. (the “Company”) disclosed a preliminary cash and cash equivalents and short-term investments balance of approximately $184.6 million as of December 31, 2024. Because the Company’s consolidated financial statements for the twelve months ended December 31, 2024 have not yet been finalized, the preliminary statement of the Company’s cash and cash equivalents and short-term investments as of December 31, 2024 in this Item 2.02 is subject to change, and the Company’s actual cash and cash equivalents and short-term investments as of December 31, 2024 may differ materially from this preliminary estimate. Accordingly, you should not place undue reliance on this preliminary estimate.

The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 7.01 Regulation FD Disclosure.

On March 25, 2025, the Company hosted a virtual corporate R&D event from approximately 4:00 p.m. to 5:15 p.m. ET. The agenda featured presentations by the Company’s leadership team and external key opinion leaders, followed by an interactive Q&A session. In connection with this event, the Company posted to the “Investors & Media” section of the Company’s website at ir.acrivon.com, the presentation used in the event (the “R&D Event Presentation”).

A copy of the R&D Event Presentation is attached hereto as Exhibit 99.1, and is incorporated by reference into this Item 7.01 of this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Program Updates

On March 25, 2025, the Company presented an interim data extract from the Electronic Data Capture (EDC) clinical database that was done on February 25, 2025, including 20 Oncosignature-positive, or BM+, endometrial cancer patients treated with ACR-368 monotherapy and 38 Oncosignature-negative, or BM-, patients treated with ACR-368 plus ultra low dose gemcitabine (LDG) that were efficacy-evaluable by RECIST (2 BM- had treatment discontinued without scan).

All BM+ patients had progressed after prior platinum-based chemotherapy and prior anti-PD-1, and the median and mean prior lines of therapy for these patients were 2 and 2.6, respectively. A majority of these BM+ patients were refractory to the last prior line of therapy, with aggressive, generally heavily pre-treated tumors: 12 had refractory disease (best overall response of PD in the last prior line of therapy), 6 had relapsed disease, and 2 unknown. Amongst these 20 BM+ patients, 15 were either serous or carcinosarcomas, 13 were pMMR (2 dMMR, 5 not tested), and 11 p53 mutated (3 wild-type; 6 unknown). In patients that had relapsed after the prior line of therapy (N=6), the confirmed overall response rate, or ORR, was 50% and the DCR was 100%. Amongst the 12 patients with tumors refractory to the last prior line of therapy (ORR = 0%) we observed meaningful ACR-368 clinical activity with a confirmed ORR of 33% and disease control rate (DCR) of 75%. The ACR-368 OncoSignature accurately identified patients whose tumors are sensitive to ACR-368, with 80% of BM+ patients demonstrating tumor shrinkage. Among all 20 BM+ patients the confirmed ORR was 35% and the DCR was 80%. Overall, these results demonstrate significant anti-tumor activity and disease control in BM+ patients with aggressive, refractory tumors that did not respond at all (0 % ORR) to the last line of prior therapy, and with a confirmed ORR more than double (35%) than the best ORR observed in the last prior line of therapy (15%) for all BM+ patients.

Preliminary analyses of the 38 BM- patients, who are heavily pretreated (median of 3 prior lines of therapy) show a confirmed ORR of ~13% with the ACR-368 + LDG combination, which is comparable to the best ORR in the last prior line of therapy (median = 3) in these patients, which was 17%. Based on the totality of the preclinical and observed clinical data, the Company believes this supports significant LDG sensitization to ACR-368 in BM- patients. The Company expects a similar sensitization in BM+ patients which could be explored in a future all-comer study of ACR-368 + LDG. At ESMO 2024 (September 14, 2024 R&D event and press release), the Company reported that endometrial cancer was its prioritized indication, as it represents the first potential registrational opportunity for ACR-368. The Company remains confident in this strategy based on emerging clinical data, competitive positioning given limited treatment options, and the strong commercial opportunity in both second- and front-line settings. The Company’s blinded KOL market research estimates that there are approximately 27,000 U.S. patients annually in the second-line setting alone for endometrial cancer.

Due to increased competition and a smaller market opportunity, the Company set a high internal clinical bar for ovarian cancer, which preliminary data suggests is unlikely to be met. Bladder cancer is also being deprioritized due to lower than preclinically predicted BM+ rate, leading to challenging enrollment with single digit BM+ patient enrollment to date. The Company has now officially deprioritized ovarian and bladder cancers, reallocating all clinical resources to ACR-368 in endometrial cancer and ACR-2316.

The Company's second clinical stage asset, ACR-2316, is in an ongoing Phase 1 monotherapy clinical trial in patients with advanced solid tumors. The trial was initiated during the third quarter of 2024, two quarters ahead of the Company's original timelines, and the Company is currently completing Dose Level (DL) 3 after clearing of DL1 and DL2 by the Safety Review Committee, without safety concerns or dose-limiting toxicities. Based on pharmacokinetic (PK) analysis in the first two DL cohorts, the Company has observed encouraging dose proportionality. Moreover, using internal MS-based AP3 profiling to support the clinical trial of ACR-2316, the Company is already detecting drug target engagement in peripheral blood mononuclear cells (PBMCs) in DL1. In addition, initial clinical activity has been observed in a patient in DL3, with significant decrease in size of metastatic lesions throughout the chest, abdomen and pelvis. This patient (who had received 3 prior lines of therapy including chemotherapy and anti-PD-1) remains on therapy. Using AP3-based Indication Finding and AP3-based analyses of in-house and publicly available data, the Company is enrolling selected high unmet need solid tumor types predicted sensitive to ACR-2316 in the Phase 1 trial.

The Company believes that its cash, cash equivalents and short-term investments as of December 31, 2024 will be sufficient to fund the Company’s operations into 2027.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	R&D Event Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acrivon Therapeutics, Inc.

Date:	March 25, 2025	By:	/s/ Peter Blume-Jensen
Name: Peter Blume-Jensen, M.D., Ph.D. Title: President and Chief Executive Officer